Exhibit 99.1

Boyd Bros. Announces Improved First Quarter Results

    CLAYTON, Ala.--(BUSINESS WIRE)--May 6, 2003--Boyd Bros. Transportation Inc. (NASDAQ/SmallCap: BOYD) today reported results for the first quarter ended March 31, 2003. Highlights of the quarter included higher revenue and a return to profitability versus the same period in 2002, continuing the general pattern of improvement in Company operations seen throughout the past year.
    Operating revenues increased 6% to $32,577,476 for the quarter ended March 31, 2003, including $991,564 in fuel surcharges, from $30,620,318 in the same period last year, which included $27,349 in fuel surcharges. Boyd Bros.' pre-tax income for the first quarter of 2003 was $6,850, marking a reversal of the pre-tax loss of $450,470 reported in the same period last year, while net income for the first quarter of 2003 was $4,185, essentially break even on a per share basis, compared with a net loss of $288,097 or $0.11 per share in the year-earlier quarter.
    Commenting on the announcement, Gail B. Cooper, President and Chief Executive Officer, said, "While difficult operating conditions continued in the first quarter, made worse by inclement weather in February in many of the areas we serve and skyrocketing fuel costs due to growing anxieties about war in Iraq, Boyd Bros. continued to show steady improvements in its performance. These improvements were highlighted by a notable turnaround in our profitability compared with the first quarter last year. In fact, this was the fourth consecutive quarter in which we have posted higher operating revenues and an improved bottom line compared with year-earlier quarters."
    Cooper noted that the increase in operating revenues for the first quarter reflected stronger growth in the Company's WTI division and higher comparative operating revenues in the Boyd division, which includes its logistics operations. These higher operating revenues were an important factor in the Company's improved bottom line for the first quarter, along with an overall decline in safety costs year over year. The Company's improved profit performance for the first quarter also reflected increased fuel surcharge collections, lower operating supplies, taxes and licenses, and depreciation and amortization expenses which, together with lower interest expense for the quarter, helped offset the impact of increased costs associated with growth in the Company's logistics operations as well as continued high fuel costs.
    "While we are encouraged by the progress the Company has made despite the difficult conditions we have faced for more than a year, we know these challenges will continue to shape our performance in the months ahead," Cooper continued. "Yet, with war worries abating along with fuel prices, we are hopeful that the economy may now find its footing for sustained growth. We will strive to continue the improvements in the Company's profitability that we witnessed over the past several quarters."
    Boyd Bros. Transportation Inc. is one of the largest flatbed trucking companies in the United States. The Company provides transportation services to high-volume, time-sensitive customers, primarily in the steel and building materials industries, and operates throughout most of the continental United States. For more information about the Company, visit Boyd Bros. on the Internet at www.boydbros.com.

    With the exception of historical information, the matters discussed and statements made in this release constitute "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements regarding expectations for the performance of the freight business and the economy and results in future quarters and for the year. Whenever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "will" and words of similar import. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there can be no assurance that the Company's internal initiatives to improve performance, increase accountability and provide proper incentives for better execution will be successful; that business conditions and the economy will improve, including the transportation and construction sectors in particular; that costs associated with increased insurance and claims costs, and liability claims for which the Company is self-insured will not have a material adverse effect on the Company; that the Company will be able to control internal costs, particularly rising fuel costs that may or may not be passed on to the Company's customers; that departures and defaults by owner-operators will not have a material adverse effect on the Company; or that the cost of complying with governmental regulations that are applicable to the Company will not have a material adverse effect on the Company. These assumptions, risks and uncertainties included, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                    BOYD BROS. TRANSPORTATION INC.
            Unaudited Consolidated Statement of Operations

                                              Three Months Ended
                                                   March 31,
                                         ----------------------------
                                             2003             2002
                                         ------------    ------------
Operating revenues                       $ 32,577,476    $ 30,620,318
  Operating expenses                       32,239,487      30,674,971
                                         ------------    ------------
Operating income (loss)                       337,989         (54,653)
  Other income (expense)                     (331,139)       (395,817)
                                         ------------    ------------
Income (loss) before provision for
  (benefit of) income taxes                     6,850        (450,470)
  Provision for (benefit of) income
    taxes                                       2,665        (162,373)
                                         ------------    ------------
Net income (loss)                        $      4,185    $   (288,097)
                                         ============    ============
Net income (loss) per share -
  basic and diluted                      $       0.00    $      (0.11)
                                         ============    ============
Weighted average shares outstanding -
  basic                                     2,710,665       2,709,838
Weighted average shares outstanding -
  diluted                                   2,842,739       2,709,838


                    BOYD BROS. TRANSPORTATION INC.
                 Unaudited Consolidated Balance Sheets

                                                   March 31,
                                         ----------------------------
                                             2003            2002
                                         ------------    ------------
Current assets                           $ 17,966,978    $ 21,151,298
Property and equipment, net                53,127,937      58,564,534
Other assets                                9,946,491       8,330,576
                                         ------------    ------------
  Total assets                           $ 81,041,406    $ 88,046,408
                                         ============    ============

Current liabilities                      $ 27,570,780    $ 23,952,894
Long-term debt                             15,617,172      25,441,933
Deferred income taxes                      12,122,259      13,697,193
Stockholders' equity                       25,731,195      24,954,388
                                         ------------    ------------
  Total liabilities and stockholders'
    equity                               $ 81,041,406    $ 88,046,408
                                         ============    ============

Note: Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

    CONTACT: Boyd Bros. Transportation Inc., Clayton
             Richard C. Bailey, 334/775-1221
             http://www.boydbros.com